EXHIBIT 99.J

KPMG

Consent of Registered Independent Public Accounting Firm

To the Board of Trustees
of the Transparent Value Trust:

We consent to the use of our report dated March 22, 2010 included herein, and to the reference to our Firm under the headings “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Chicago, Illinois
March 22, 2010